CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 17, 1996 included in this Registration Statement (File No. 333-05675) relating to our audit of the FBR Financial Services Fund, the FBR Small Cap Financial Fund, and the FBR Small Cap Growth/Value Fund financial statements, as of December 16, 1996, each of which is a series of The FBR Family of Funds.

                                                  /s/Arthur Andersen & Co. LLP
                                                  ----------------------------

Washington, D. C.
December 17, 1996